EXHIBIT 23.2






                           Form 10-K December 31, 2003



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-68799, 33-14758, 33-60095 and 33-60099) of
Hecla Mining Company, of our report dated February 7, 2004, relating to the consolidated financial statements of Hecla Mining Company, which appears in this Form 10-K. Our report includes an explanatory paragraph for a change in accounting principle.



/s/ BDO Seidman, LLP
Spokane, Washington

March 1, 2004